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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Selected Historical Financial Information" and "Experts" in the Registration Statement (Form S-3) and related Prospectus of Healthtrust, Inc. - The Hospital Company for the registration of its common stock and to the incorporation by reference therein of our report dated October 15, 1993, with respect to the consolidated financial statements and schedules of Healthtrust, Inc. - The Hospital Company included in its Annual Report (Form 10-K) for the year ended August 31, 1993, filed with the Securities and Exchange Commission.

                                                   Ernst & Young

Nashville, Tennessee
February 23, 1994